ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is entered into as of June 15, 2021 (the "Agreement Date"), by and among Singlepoint Inc, (referred to as the "Seller"), and (b) 1606 Corp. (referred to as the "Buyer").

WHEREAS, Seller is the owner of certain assets of related to hemp (the "Assets") as more fully set forth on Exhibit A annexed hereto;

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase from Seller, the Assets, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall only purchase from Seller, free and clear of any liens, all of Seller's right, title and interest in, to and under all of the Assets.

ARTICLE II

CLOSING

Section 2.01 Closing. The consummation of the Transactions (the "Closing") shall take place remotely by electronic exchange of documents, commencing at 9:00 a.m. Eastern Standard Time, on or before June 15, 2021 (unless such deadline is extended in accordance with Section 3.02 below) (the "Closing Deadline"), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the "Closing Date."

Section 3.02 Closing Deliverables.

(a) Seller shall deliver to Buyer the following:

(i) signed copies by the Seller of this Agreement.

(ii) The Assets to the Buyer.

(b) The Buyer shall deliver to Seller the following:

(i) the "Purchase Price" of Sixty Three Thousand Four Hundred Sixty Five Dollars payable via the issuance of a promissory note in the form annexed hereto as Exhibit B

(ii) signed copies by the Buyer of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article III are true and correct as of the Agreement Date and shall be true and correct as of the Closing Date.

Section 3.01 Organization and Qualification of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and Buyer has full corporate power and authority to own, operate or lease the properties and assets now respectively owned, operated or leased by it. Buyer is duly licensed or qualified to do business and are in good standing in each jurisdiction.

Section 3.02 Authority of Buyer. Buyer has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the Transactions have been duly authorized by all requisite corporate authority, and no other corporate or proceeding on the part of any Buyer is necessary to authorize this Agreement or the other Transaction Document and instruments. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by each other Party hereto) constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the Agreement Date and as of the Closing Date.

Section 4.01 Organization and Qualification of Seller. Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and Seller has full corporate power and authority (as applicable) to own, operate or lease the properties and assets now respectively owned, operated or leased by them. Seller is duly licensed or qualified to do business and are in good standing in each jurisdiction in which the ownership of the Assets makes such licensing or qualification necessary.

Section 4.02 Authority of Seller. Seller has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the Transactions and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by each other Party hereto) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

Section 4.03 Title to Assets. Seller has good and valid title to, or a valid leasehold interest in, and is the sole owner, all of the Assets. All such Assets (including leasehold interests) are free and clear of liens.

Section 4.04 Condition of Assets. The Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put. The Assets are sufficient

for their continued conduct of usage after the Closing in substantially the same manner as conducted prior to the Closing.

ARTICLE V

TERMINATION OF AGREEMENT

Section 5.01 Termination. This Agreement may be terminated at any time prior to the Closing as set forth below:

(a) This Agreement may be terminated at any time prior to the Closing by the mutual written agreement of the Parties.

(b) This Agreement may be terminated by any Party at any time prior to the Closing in the event of a failure to satisfy a condition to such Party's obligation to close as set forth herein and such condition has not been waived.

Section 5.02 Effect of Termination. If this Agreement is terminated as provided above, all rights and obligations of the Parties hereunder shall terminate without liability of any Party to the other Party; provided, however, that nothing herein will relieve any Party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement, the other Transaction Documents and the Transactions shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 6.02 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.03 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter in any way.

Section 6.04 Counterparts. This Agreement and the other Transaction Documents may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement and any amendments hereto, to the extent signed and delivered by means of electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

Section 6.05 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.06 Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. If any Party has breached any representation, warranty, covenant or agreement contained in this Agreement in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, covenant or agreement.

Section 6.07 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Arizona without giving effect to any choice or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Arizona.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:
1606 Corp

By: Greg Lambrecht
Greg Lambrecht (Jun 16, 2021 10:14 PDT)
Name: Greg Lambrecht
Its: CEO

SELLER:
Singlepoint Inc.

By: Wil Ralston
Name: William Ralston
Its: President/CEO

EXHIBIT A
ASSETS

ALL the inventory for the follow SKUS:

1606 Original 685757 077019
Pure American Hemp Regular 6338779902
Pure American Hemp Menthol 6338779904

EXHIBIT B

PROMISSORY NOTE

$63,456 Date of Issuance: June 15, 2021

1606 Corp. (the "**Borrower**"), for value received hereby promises to pay to Singlepoint Inc., (the "**Holder**"), the principal sum of Sixty Three Thousand Four Hundred Fifty Six Dollars ($63,456), or such lesser amount as shall equal the then outstanding principal amount hereof, inclusive of accrued and unpaid interest on such outstanding principal amount, as set forth below, on August 1, 2024 ("**Maturity**"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder, or, if requested in writing by the Holder, by wire transfer in accordance with the Holder's instructions.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Payment of Principal and Interest.

(a) Payment in Full on Maturity. Unless this Note sooner becomes due and payable under Section 2 hereof, all outstanding principal of and accrued but unpaid interest on this Note shall be paid in full on Maturity.

(b) Monthly Payment & Interest. Five percent (5%) per annum interest shall accrue on the outstanding principal amount of this Note. The monthly payment amount of principal and interest shall be $1,901.83, with the first payment of $1,901.83 due August 1, 2021, and a final payment amount of $1,901.83 due on August 1, 2024.

2. Events of Default. If one or more of the following events (each an "**Event of Default**") shall occur:

(a) Borrower shall fail to pay in full any principal or other amounts due to Holder under this Note;

(b) Borrower shall default in the performance of or compliance with any covenant, agreement or other obligation of Borrower contained in this Note that is not remedied, waived or cured within 15 business days following such default in performance or noncompliance;

(c) any representation or warranty of the Borrower contained herein shall prove to have been false or incorrect in any material respect as of the date of this Note;

(d) Borrower shall have an uncured default for more than 30 days (as principal, guarantor or other surety) in the payment of any principal of, premium (if any) or interest on any indebtedness for borrowed money to any other party, or shall default in the performance of or compliance with any other obligation contained in the documentation evidencing or securing any such other indebtedness, and in connection with such default such indebtedness becomes due and payable prior to the date it would otherwise become due and payable, or the Borrower shall fail to pay such indebtedness at its stated maturity;

(e) other than on terms approved beforehand by the Holder, the Borrower shall institute proceedings to be adjudicated as bankrupt or insolvent, or shall consent to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under Title XI of the United States Code, or any other applicable federal or state law, or shall consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Borrower, or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall take corporate action in furtherance of any such action;

(f) within 30 days after the commencement of an action against the Borrower (and service of process in connection therewith on the Borrower) seeking any bankruptcy, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Borrower or all orders or proceedings thereunder affecting the operations or the business of the Borrower stayed, or the stay of any such order or proceeding shall thereafter be set aside, or within 30 days after the appointment without the consent or

acquiescence of the Borrower of any trustee, receiver or liquidator of the Borrower, such appointment shall not have been vacated;

(g) entry of a final judgment in excess of $500,000 (excluding insured portions) against the Borrower or for which the Borrower is otherwise responsible that is not stayed, bonded or discharged within 30 days; or

(h) any plan of liquidation or dissolution or winding up is adopted by the Borrower's board of directors or stockholders or the Borrower is involuntarily dissolved or otherwise wound up;

then, upon the occurrence of any Event of Default described in paragraph (a), (d), (e), (f), or (h) above, all outstanding principal of this Note and all accrued but unpaid interest thereon shall be accelerated automatically, without any further action by any party, and shall become immediately due and payable notwithstanding any other provision of this Note, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower; and upon the occurrence of any other Event of Default described in the other paragraphs above, the Holder may, at the Holder's option exercisable at any time thereafter, by notice to the Borrower in writing, accelerate this Note and declare the entire outstanding principal balance of this Note and all accrued but unpaid interest thereon immediately due and payable, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower. The Holder may enforce its rights under this Note and otherwise at law or in equity or both, all remedies available to the Holder under this Note or otherwise shall be cumulative, and no course of dealing between the Borrower and the Holder or any delay or omission in exercising any power or right shall operate as a waiver thereof. The Borrower shall notify the Holder immediately in writing of the occurrence of any Event of Default, which notification shall include a summary of the material facts relating to such Event of Default and shall specify the date on which such Event of Default occurred.

3. Assignment. The rights and obligations of the Borrower and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

4. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Borrower and the Holder. Any amendment, waiver, modification or consent entered into pursuant to this Section 5 shall be effective only in the specific instance and for the specific purpose for which it was given.

5. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex if sent during normal business hours of the recipient (or if not, on the next business day of the recipient); three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid; or otherwise upon delivery by hand or by messenger or one day after deposit with a nationally recognized courier service, addressed (a) if to the Holder, Greg Lambrecht, 6738 N. Central Avenue, Phoenix, Arizona 85012, or to such other address as the Holder shall have furnished to the Borrower in writing, or (b) if to the Borrower, Singlepoint Inc., 2999 North 44th Street Suite 530 Phoenix AZ 85006, Attention:, President, or to such other addresses as the Borrower shall have furnished to the Holder.

6. Governing Law. The Agreement shall be governed by, and construed under, the laws of the State of Arizona.

7. Collection Costs. The Borrower shall pay on demand all reasonable costs and expenses, including without limitation reasonable fees and expenses of counsel, incurred by the Holder in connection with enforcement of its rights under this Note.

8. Lost, Stolen or Mutilated Note. If this Note is lost, stolen, mutilated or destroyed, the Borrower will, on such reasonable terms with respect to indemnity or otherwise as it may in its discretion impose, issue a new note of like denomination, tenor, and date as this Note. Any such new note shall constitute an original contractual obligation of the Borrower, and the lost, stolen, mutilated or destroyed, as applicable, Note shall be null and void.

9. Counterparts. This Note may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

This Note has been executed and delivered as of the date first above written.

BORROWER:

1606 Corp.

By: Greg Lambrecht
Greg Lambrecht (Jun 16, 2021 10:14 PDT)
Greg Lambrecht, CEO

HOLDER:

Singlepoint Inc.

By: Wil Ralston
William Ralston, President/CEO